UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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WORKIVA INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

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2900 University Blvd.
Ames, IA 50010
Telephone: (888) 275-3125

April 24, 2018
Fellow Stockholders:
You are cordially invited to attend our 2018 Annual Meeting of Stockholders on Monday, June 11, 2018 at 10:00 a.m. (Central Time), at the offices of Drinker Biddle & Reath LLP, 191 N. Wacker Drive, Suite 3700, Chicago, IL 60606.
All Workiva stockholders of record at the close of business on April 16, 2018 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, by mail or over the Internet as soon as possible.
Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of Workiva.

Sincerely,
Matthew M. Rizai Chairman and Chief Executive Officer

Workiva Inc.
2900 University Blvd.
Ames, IA 50010
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Monday, June 11, 2018
10:00 a.m. Central Time
191 N. Wacker Drive
Suite 3700
Chicago, IL 60606

The principal business of the Annual Meeting will be to:

1.	Elect two Class I directors for a three-year term;

2.	Approve the Amendment and Restatement of the Workiva Inc. 2014 Equity Incentive Plan to increase the number of shares that may be issued under the Plan;

3.	Ratify the appointment of Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on April 16, 2018. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors
Troy M. Calkins Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary

Chicago, IL
April 24, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 11, 2018:
The Notice of Annual Meeting, Proxy Statement and our 2017 Annual Report to Stockholders
are available electronically at www.envisionreports.com/wk

WORKIVA INC.
 ___________________________________

Proxy Statement
 ___________________________________

QUESTIONS AND ANSWERS
Why am I receiving these materials?
The Board of Directors of Workiva Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2018 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on Monday, June 11, 2018 at 10:00 a.m. (Central Time) at the offices of Drinker Biddle & Reath LLP, located at 191 North Wacker Drive, Suite 3700, Chicago, Illinois 60606.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017. We are first making these materials available to you on the Internet on or about April 24, 2018.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:

1.	To elect Robert H. Herz and David S. Mulcahy as Class I directors for three-year terms;

2.	To approve the amendment and restatement of the Workiva Inc. 2014 Equity Incentive Plan to increase the number of shares that may be issued under the Plan;

3.	To ratify the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:

•	"FOR" the election of Robert H. Herz and David S. Mulcahy as Class I directors;

•	"FOR" the amendment and restatement of the Workiva Inc. 2014 Equity Incentive Plan; and

•	"FOR" the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 16, 2018, the record date, may vote at the Annual Meeting. As of the record date, there were 32,529,438 shares of our Class A common stock and 10,179,371 shares of our Class B common stock outstanding. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the

Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting. You must request a ballot when you arrive.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, June 10, 2018.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.

•	By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.

•
In Person. If you wish to vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Workiva common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Matthew M. Rizai and Troy M. Calkins to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	Written notice to our Corporate Secretary;

•	Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	Voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. In order to enter the Annual Meeting, you must be prepared to present photo identification acceptable to us, such as a valid driver's license or passport. If you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of directors	Plurality of votes cast	No
Amendment and Restatement of 2014 Equity Plan	Majority of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange, or NYSE, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors or the amendment and restatement of the 2014 Equity Plan. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.

How can I obtain Workiva's Form 10-K and other financial information?
Stockholders can access our 2017 Annual Report, which includes our Form 10-K, and other financial information on our website at http://www.workiva.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2019 annual meeting of stockholders, you must submit it no later than December 25, 2018. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2019 annual meeting of stockholders. We must receive this type of proposal in writing on or after February 11, 2019, but no later than March 13, 2019.
As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (ii) any other information relating to you or any other beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (iii) the information described in clause (vi) in the question immediately below (with any references below to a "nomination" being deemed to refer to such business desired to be brought before the annual meeting).
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2019 annual meeting of stockholders, we must receive your written nomination on or after February 11, 2019, but no later than March 13, 2019. You should send your proposal to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of Workiva capital stock that are owned of record and beneficially by each such nominee (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and (vi) as to you and the beneficial owner, if any, on whose behalf the nomination is made: (A) your name and address as they appear on our books and of such beneficial owner, if any, on whose behalf the nomination is being made; (B) the class and number of our shares that are owned (beneficially and of record) by you and by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of your notice, and a representation that you will notify us in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date for the meeting is first publicly disclosed; (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among you and any of your affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of your notice by, or on behalf of, you or any of your affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of you or any of your affiliates or associates with respect to shares of our stock, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (E) a representation that you are a holder of record of our shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (F) a representation whether you or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and (G) any other information relating to you or the beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation provides that our Board must consist of two or more directors, and the number of directors to hold office at any time may be determined from time to time by resolution of our Board. Our Board currently consists of seven members, each of whom has served since December 2014, when we became a public company. Our Board is divided into three classes, designated as Class I, Class II and Class III. Upon the expiration of the initial term of office for each class of directors, each director in that class will be elected for a three-year term and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The table below sets forth information with respect to our directors as of April 16, 2018:

Name	Age
Class I Directors - Term Expiring at the 2018 Annual Meeting
Robert H. Herz	64
David S. Mulcahy	65
Class II Directors - Term Expiring at the 2019 Annual Meeting
Martin J. Vanderploeg, Ph.D.	61
Suku Radia	66
Class III Directors - Term Expiring at the 2020 Annual Meeting
Matthew M. Rizai, Ph.D.	62
Michael M. Crow, Ph.D.	62
Eugene S. Katz	72

There are two Class I directors whose term expires at the 2018 Annual Meeting. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Mr. Herz and Mr. Mulcahy for re-election as Class I directors. Biographical information for each director and director nominee is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2021 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of Mr. Herz and Mr. Mulcahy as Class I directors.
The following is a brief biographical summary of the experience of our directors and director nominees:
Michael M. Crow, Ph.D. Dr. Crow is the President of Arizona State University ("ASU"), a position he has held since 2002, and is also currently a Professor of Science and Technology Policy at ASU. Prior to ASU and beginning in 1992, Dr. Crow served in a variety of leadership positions and as a professor at Columbia University, New York. From 2003 to 2008, he served as a director of Aquila, Inc. (NYSE: ILA). Dr. Crow has served as a consultant for the Moscow School of Management since 2013 and served as a consultant for the Malaysian Global Science and Innovation Advisory Council

from 2011 to 2014. From 2008 to 2014, he served as a member of our advisory board. In addition, Dr. Crow served as a director of Engineering Animation, Inc. from 1991 to 2000. Dr. Crow earned a B.A. in Political Science and Environmental Studies from Iowa State University and earned his Ph.D. in Public Administration (Science and Technology Policy) from Syracuse University. Dr. Crow has been an adviser to the U.S. Departments of State, Commerce and Energy, as well as various defense and intelligence agencies on matters of science and technology policy related to intelligence and national security. A fellow of the National Academy of Public Administration, and member of the National Advisory Council on Innovation and Entrepreneurship and Council on Foreign Relations, he is the author of books and articles relating to the design and analysis of knowledge enterprises, technology transfer, sustainable development, and science and technology policy.
Dr. Crow brings significant experience in and understanding of technology development, strategy, and organizational decision-making to our Board.
Robert H. Herz. Mr. Herz is a member of the board of directors of the Sustainability Accounting Standards Foundation. From 2011 to 2014, he served as a member of our advisory board. Since 2010, Mr. Herz has served as President of Robert H. Herz LLC, which provided consulting services to us prior to our initial public offering. Mr. Herz spent the majority of his career until 2002 as an audit partner at PricewaterhouseCoopers and its predecessor companies. From 2002 to 2010, Mr. Herz was the Chairman of the Financial Accounting Standards Board ("FASB"). He has served as a member of the board of directors of the Federal National Mortgage Association ("Fannie Mae") since 2011 and of Morgan Stanley (NYSE: MS) since 2012. Mr. Herz is also an executive-in-residence at the Columbia University Business School. He holds a B.A. in Economics from the University of Manchester, England and is also a certified public accountant and a U.K. Chartered Accountant.
Mr. Herz contributes valuable perspective to our Board based on his background as a leader in the fields of auditing and financial reporting and his experience guiding large public and private enterprises.
Eugene S. Katz. Mr. Katz retired as a partner from PricewaterhouseCoopers in 2006, where he spent the majority of his career as an auditor, business adviser and risk management leader. From 2008 to 2014, he served as a member of our advisory board. He served on the governing board of PricewaterhouseCoopers from 1992 to 1997, and again from 2001 to 2005. Since 2007, Mr. Katz has served as a director of Asbury Automotive Group (NYSE: ABG), where he has chaired the audit committee since 2009 and served on the compensation committee since 2011. Mr. Katz holds a B.S. in Business Administration from Drexel University and is also a certified public accountant (inactive).
Mr. Katz brings extensive experience to our Board based on his background in accounting, auditing and risk management for a broad range of industries, with a particular focus on retail and technology companies.
David S. Mulcahy. Since 2011, Mr. Mulcahy has served as a director and chairman of the audit committee of American Equity Investment Life Holding Company (NYSE: AEL). Mr. Mulcahy previously served as a director of AEL from 1996 to 2006, where he chaired the audit committee at the time of AEL's initial public offering in 2003. He also serves as a director of American Equity Investment Life Insurance Company of New York. Since 2008, he has served as the chairman of Monarch Materials Group, Inc., which manufactures and sells building products and was the successor to Monarch Holdings, Inc. Mr. Mulcahy previously served as an executive officer of Monarch Holdings, Inc., which filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in 2008. Mr. Mulcahy also serves as president and chairman of the board of directors of MABSCO Capital, Inc. Mr. Mulcahy is an active investor in private companies and previously managed private equity capital for numerous banks and insurance companies. He is a certified public accountant (inactive) who was a senior tax partner with E&Y until 1994, where he specialized in mergers and acquisitions. Mr. Mulcahy holds a B.B.A. in Accounting and Finance from University of Iowa.
Mr. Mulcahy's extensive background in financial reporting and experience in accounting and business management contribute valuable perspective and experience to our Board.
Suku Radia. Mr. Radia retired as the Chief Executive Officer and a director of Bankers Trust Company in January 2018. Prior to joining Bankers Trust Company in 2008, he served as Chief Financial Officer of Meredith Corporation (NYSE: MDP) from 2000 until 2008 and practiced as a mergers and acquisitions partner with KPMG LLP for over 25 years. Mr. Radia also serves as a director of Nationwide Insurance Company. Mr. Radia holds a B.S. (with Distinction) in Accounting from Iowa State University and is a certified public accountant (inactive).
Mr. Radia's experience in mergers and acquisitions and his background as an executive and director in diverse industries provide valuable contributions to our Board.
Matthew M. Rizai, Ph.D. Mr. Rizai has served as our Chief Executive Officer since 2009, as Chairman of the Board since December 2014, and as a Managing Director of Workiva LLC from 2009 through December 2014. He has over 20 years of experience as a Mechanical Engineer and 15 years of experience leading technology companies. Prior to founding Workiva, Mr. Rizai was the Chairman and Chief Executive Officer of Engineering Animation, Inc. (NASDAQ: EAII) (EAI) from 1990 to 2000, when it was acquired by Unigraphics Solutions (now part of Siemens USA). Prior to EAI, Mr. Rizai was a senior research engineer at General Motors Research Laboratories, an analyst at Arch Development Corporation, and a development engineer at Ford Motor Company. He also co-founded Computer Aided Design Software, Inc. Mr. Rizai earned a B.S., M.S. and Ph.D. in Mechanical Engineering from Michigan State University and an M.B.A. from the University of Chicago Booth School of Business.
As one of our founders, Mr. Rizai brings to our Board valuable perspective, extensive experience and a deep understanding of our business. Mr. Rizai also contributes to our Board significant executive leadership and operational experience in both the private and public sector.
Martin J. Vanderploeg, Ph.D. Mr. Vanderploeg has served as our President and Chief Operating Officer since December 2014. Prior to that, Mr. Vanderploeg served as the Chief Operating Officer and a Managing Director of Workiva LLC from 2008 through December 2014. He has over 20 years of experience in mechanical engineering and advising early stage technology companies. Prior to founding Workiva in 2008, Mr. Vanderploeg was a founder of EAI and served as EAI's Executive Vice President from 1993 until EAI was acquired by Unigraphics Solutions in 2000. Mr. Vanderploeg served as Chief Technology Officer of EAI from 1989 to 1999. Following the acquisition of EAI, Mr. Vanderploeg continued to be an advisor to various technology start-up companies. Prior to EAI, Mr. Vanderploeg was a tenured professor of mechanical engineering at Iowa State University from 1985 to 1993 and was the founder and director of the Iowa State University Visualization Laboratory. Mr. Vanderploeg earned a B.S., M.S. and Ph.D. in mechanical engineering from Michigan State University.
As one of our founders, Mr. Vanderploeg contributes to our Board an in-depth understanding of our business as well as valuable perspective and extensive experience. Mr. Vanderploeg also brings to our Board significant operational experience and knowledge of our industry.

The Board recommends a vote "FOR" the election of Mr. Herz
and Mr. Mulcahy as Class I directors.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Governance Committee and our Board. The full text of our Corporate Governance Guidelines is available on our website at http://investor.workiva.com/investors/corporate-governance.
Code of Business Conduct and Ethics
Our Board has adopted "WLife", our code of business conduct and ethics, which applies to all of our employees, officers and directors, including our chief executive officer ("CEO"), our chief financial officer and our other executive and senior financial officers. The full text of WLife is available on our website at http://investor.workiva.com/investors/corporate-governance. We will post any amendments to WLife or waivers of WLife for directors and executive officers on the same website.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that none of Dr. Crow, Mr. Katz, Mr. Mulcahy, Mr. Radia and Mr. Herz has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with Workiva and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under "Certain Relationships and Related Transactions." In addition, our Board also considered that Mr. Radia served until January 2018 as the President, Chief Executive Officer and director of Bankers Trust Company, to which the landlord of our corporate headquarters has certain real estate mortgages payable. These loans were made in the ordinary course of business and preceded Mr. Radia being named to our Board. Our Board has concluded that these relationships are not material and, therefore, do not impair the independence of these directors.
Risk Oversight
Our full Board exercises risk oversight at Workiva. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. In addition, our Board and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.

Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Board Qualifications
Our Board has delegated to our Nominating and Governance Committee the responsibility for recommending to our Board the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our Board. Our Nominating and Governance Committee selects individuals for nomination to our Board based on the following criteria. Nominees for director must:

•	Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

•	Have a genuine interest in Workiva and recognition that as a member of our Board, each director is accountable to all of our stockholders, not to any particular interest group.

•	Have a background that demonstrates an understanding of business and financial affairs.

•	Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to Workiva and our stockholders.

•	Have the ability and be willing to spend the time required to function effectively as a director.

•	Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Workiva as a director.

•	Have independent opinions and be willing to state them in a constructive manner.
Directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in engineering, computer software, technology and other areas relevant to our activities are factors in the selection process. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.
Director Nominations
The Nominating and Governance Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled "Questions and Answers - How do I recommend a director nominee?"

Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders on June 13, 2017.
Related-Party Transaction Policy
Our Audit Committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our Audit Committee has adopted a formal Related-Party Transaction Policy, pursuant to which the Audit Committee reviews all transactions that involve more than $50,000 when aggregated with all similar transactions in which we and each of our executive officers, directors (including director nominees) and stockholders owning in excess of 5% of our Class A common stock or their immediate family members are participants. The Audit Committee must approve or ratify any covered related-party transaction for it to be consummated or continue.
The Audit Committee reviews these related-party transactions as they arise and are reported to the Audit Committee. The Audit Committee also reviews materials prepared by our Board and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the Audit Committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. The Audit Committee determines, in its discretion, whether the proposed transaction is in the best interests of Workiva and our stockholders.
Board Leadership Structure
Our Board will fill the Chairman of our Board and CEO positions based upon our Board's view of what is in the best interests of Workiva. The CEO and Chairman may, but need not be, the same person. Currently, Matthew M. Rizai is our CEO and the Chairman of our Board, and our Board does not have a lead independent director.
We believe this leadership structure is best for our company and our stockholders at this time. Having a single leader for both Workiva and our Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively.
The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, our Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director. Independent directors will rotate in chairing meetings of the independent directors, and the rotation will be determined using the alphabetical order of directors' last names.
Our Board believes that management speaks for Workiva. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

Board Meetings and Committees
Our Board of Directors met five times during 2017. Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our Board may determine or until their earlier resignations or death. Each committee is governed by a written charter. In 2017, each director attended at least 75% of the meetings of the Board and the committees on which he serves. Each committee charter is posted on our website at http://investor.workiva.com/investors/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.
Audit Committee
Our Audit Committee met seven times during 2017. The Audit Committee consists of Dr. Crow, Mr. Herz (since February 2018), Mr. Katz, Mr. Mulcahy and Mr. Radia, each of whom satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mr. Katz is the chairman of our Audit Committee. Also, Mr. Herz, Mr. Katz, Mr. Mulcahy and Mr. Radia are each an "audit committee financial expert," as defined under SEC rules, and possess financial sophistication as required by the rules of the NYSE. This designation does not impose on any of them any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.
The Audit Committee is responsible for, among other things:

•	appointment, termination, compensation and oversight of the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•	considering and approving, in advance, all audit and non-audit services to be performed by independent accountants;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

•	determining compensation of the independent auditors, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

•	reviewing quarterly financial statements prior to their release;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

•	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.
Compensation Committee
Our Compensation Committee met five times during 2017. The Compensation Committee consists of Dr. Crow, Mr. Herz (since February 2018), Mr. Katz, Mr. Mulcahy and Mr. Radia, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. Mr. Mulcahy is the chairman of our Compensation Committee.

The Compensation Committee is responsible for, among other things:

•	reviewing and approving the compensation and benefits of all of our executive officers and key employees;

•	monitoring and reviewing our compensation and benefit plans;

•	overseeing the activities of the individuals responsible for administering cash incentive compensation plans and equity-based plans; and

•	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.
We have engaged Conduent as our compensation consultant to assist management in analyzing executive officer and director compensation and to provide peer company and industry data.  Based on this information and analysis, our CEO makes executive and director cash and equity compensation recommendations to the Compensation Committee for its consideration.  The compensation consultant regularly attends Committee meetings, and the Committee has access to the materials and analysis prepared by the compensation consultant.

Nominating and Governance Committee
Our Nominating and Governance Committee met four times during 2017. The Nominating and Governance Committee consists of Dr. Crow, Mr. Herz (since February 2018), Mr. Katz, Mr. Mulcahy and Mr. Radia. Dr. Crow is the chairman of our Nominating and Governance Committee.
The Nominating and Governance Committee is responsible for, among other things:

•
evaluating and making recommendations regarding the organization and governance of our Board and its committees and changes to our Certificate of Incorporation and Bylaws and stockholder communications;

•	assessing the performance of Board members and making recommendations regarding committee and chair assignments and composition and the size of our Board and its committees;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees; and

•	reviewing succession planning for our executive officers and evaluating potential successors.

DIRECTOR COMPENSATION
Our non-employee directors receive equity and cash compensation for their service as directors. Non-employee directors receive annual compensation of $50,000 for service on our Board and additional compensation for committee service as follows:

•	Audit Committee – $20,000 for the chair and $10,000 for each other member;

•	Compensation Committee – $15,000 for the chair and $7,500 for each other member; and

•	Nominating and Governance Committee – $10,000 for the chair and $5,000 for each other member.
Each non-employee director receives a grant of restricted stock units at each annual meeting with a grant date fair value of $185,000. In addition, each newly elected or appointed non-employee director will receive a grant of restricted stock units with a grant date fair value of $200,000 upon the date the non-employee director joins the board. All restricted stock units granted to non-employee directors will vest fully on the first anniversary of the grant date. Restricted stock units are settled in shares of Class A common stock. Directors may defer settlement of restricted stock units pursuant to the Workiva Inc. Nonqualified Deferred Compensation Plan. Directors who are Workiva employees receive no compensation for their service as directors.

Director Compensation Table
The following table summarizes the compensation of our non-employee directors who served during 2017. Mr. Rizai, our Chairman and CEO, and Mr. Vanderploeg, our President and Chief Operating Officer, receive no compensation in connection with their service as directors and, accordingly, they are omitted from this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Michael M. Crow, Ph.D.	77,500	185,000	—	262,500
Robert H. Herz	50,000	185,000	—	235,000
Eugene S. Katz	82,500	185,000	—	267,500
David S. Mulcahy	80,000	185,000	—	265,000
Suku Radia	72,500	185,000	—	257,500

(1)
Represents the aggregate grant-date fair value of 9,893 shares of restricted stock units granted to each non-employee director on June 13, 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. Restricted stock units vest fully on the first anniversary of the grant date. The grant-date fair value is based on $18.70 per share, the closing price of our Class A common stock on the grant date. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10‑K filed on February 22, 2018.

As of December 31, 2017, no director held options other than Mr. Herz, who held an option to purchase 39,600 shares, which was fully vested as of that date. As of December 31, 2017, the aggregate number of unvested restricted stock units of Class A common stock for each director was as follows: Dr. Crow: 9,893 shares; Mr. Herz: 9,893 shares; Mr. Katz: 9,893 shares; Mr. Mulcahy: 9,893 shares and Mr. Radia: 9,893 shares. Each non-employee director elected to defer the receipt of shares granted in 2017. In addition, Dr. Crow, Mr. Mulcahy and Mr. Radia have each elected to defer the receipt of shares granted in 2016.

OWNERSHIP OF COMMON STOCK
Directors and Officers
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 16, 2018, referred to in the table below as the "Beneficial Ownership Date," by:

•	each beneficial owner of 5% or more of the outstanding shares of our Class A or Class B common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or issuable under convertible securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 32,529,438 shares of Class A common stock and 10,179,371 shares of Class B common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to any applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o Workiva Inc., 2900 University Blvd., Ames, Iowa 50010.

	Shares Beneficially Owned				% of total voting power
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	%	Number	%
Named Executive Officers and Directors:
Matthew M. Rizai, Ph.D.(1)	987,664	3.0	2,512,395	24.7	19.4
Martin Vanderploeg, Ph.D.(2)	771,840	2.3	4,326,651	42.5	32.7
J. Stuart Miller(3)	279,302	*	—	*	*
Troy M. Calkins(4)	225,553	*	—	*	*
Michael M. Crow, Ph.D.(5)	82,875	*	—	*	*
Robert H. Herz(6)	95,930	*	—	*	*
Eugene S. Katz(7)	115,143	*	—	*	*
David S. Mulcahy	195,168	*	—	*	*
Suku Radia	24,875	*	—	*	*
All executive officers and directors as a group (12 persons)(8)	3,179,378	9.3	9,609,599	94.4	73.1
5% Stockholders:
Joseph H. Howell(9)	179,025	*	569,772	5.6	4.4
Jeffrey Trom, Ph.D.(10)	212,721	*	2,770,553	27.2	20.8
The Behar Living Trust(11)	3,320,190	10.2	—	*	2.5
William E. Oberndorf(12)	2,919,384	9.0	—	*	2.2

(*)	Represents beneficial ownership of less than 1% of class.

(1)
Shares owned include 66,585 shares of Class A common stock and 32,783 shares of Class B common stock owned directly by Mr. Rizai; 575,000 shares of Class A common stock and 1,292,058 shares of Class B common stock owned by the Matthew Rizai TR UA DTD 03/04/1996 Matthew Rizai Revocable Trust, of which Mr. Rizai is the trustee; 885,109 shares of Class B common stock owned by Mr. Rizai and Svetlana Skopcenko as trustees u/a dated August 7, 2013 creating Marital Trust, of which Mr. Rizai has sole voting power and Mr. Rizai and Ms. Skopcenko have shared dispositive power; 346,079 shares of Class A common stock subject to outstanding options that are exercisable within 60 days; and 302,445 shares of Class B common stock owned by family trusts of which Barbara Schlaff is the trustee and has entered into an irrevocable proxy under which she has granted sole voting power to Mr. Rizai for so long as the family trusts hold such shares. Ms. Schlaff has sole dispositive power as to such shares. The 575,000 shares of Class A common stock owned by the Matthew Rizai TR UA DTD 03/04/1996 Matthew Rizai Revocable Trust have been pledged to secure a loan and a line of credit.

(2)
Shares owned include 489,113 shares of Class B common stock owned by the Matthew and Tonja Rizai Charitable Remainder Trust, of which Mr. Vanderploeg is trustee; 523,050 shares of Class B common stock owned by the Jeffrey Dean Trom Charitable Remainder Trust, of which Mr. Vanderploeg is trustee; 425,761 shares of Class A common stock and 2,639,248 shares of Class B common stock owned by the Martin J. Vanderploeg 2001 Revocable Living Trust, of which Mr. Vanderploeg is trustee; 675,240 shares of Class B common stock owned by the LAURA C WILLIAMS TR UA 05/02/2001, of which Laura Williams is the trustee, has sole dispositive power to such shares and has entered into an irrevocable proxy under which she has granted sole voting power to Mr. Vanderploeg for so long as the trust holds such shares; and 346,079 shares of Class A common stock subject to outstanding options that are exercisable within 60 days. 350,000 shares of the Class A common stock owned by the Martin J. Vanderploeg 2001 Revocable Living Trust have been pledged to secure a line of credit.

(3)
Shares owned consist of 34,489 shares of Class A common stock owned directly by Mr. Miller and 244,813 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(4)
Shares owned consist of 36,180 shares of Class A common stock owned directly by Mr. Calkins and 189,373 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(5)
Shares owned consist of 82,875 shares of Class A common stock owned by the Michael M. Crow and Sybil Francis Family Trust, of which Dr. Crow and Mrs. Francis are trustees and have shared voting and investment power.

(6)
Shares owned consist of 48,410 shares of Class A common stock owned directly by Mr. Herz; 7,920 shares of Class A common stock owned jointly with Mr. Herz's spouse; and 39,600 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(7)	Shares owned consist of 114,943 shares of Class A common stock owned directly by Mr. Katz and 200 shares of Class A common stock owned by Mr. Katz's spouse.

(8)	The aggregate share amount shown includes 1,354,251 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(9)
Shares owned include 7,131 shares of Class A common stock owned directly by Mr. Howell; 569,772 shares of Class B common stock owned by the Joseph H. and Patricia G. Howell Revocable Living Trust, of which Mr. and Mrs. Howell are trustees and have shared voting and investment power; 171,894 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(10)
Shares owned include 23,112 shares of Class A common stock owned directly by Mr. Trom; 1,881,533 shares of Class B common stock owned directly by Mr. Trom; 889,020 shares of Class B common stock owned by the Martin J. Vanderploeg Charitable Remainder Trust, of which Mr. Trom is trustee; and 189,609 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(11)
Shares owned include 3,065 shares of Class A common stock held by Mr. and Dr. Behar's minor son and 3,317,125 shares of Class A common stock held directly by The Behar Living Trust, of which Jerome M. Behar and Leslie F. Behar are co-trustees. Mr. and Dr. Behar have shared voting and dispositive power over all shares held by their minor son and The Behar Living Trust.

(12)
Based on information provided in a Schedule 13G filed with the SEC on February 9, 2018 by William E. Oberndorf and certain affiliated persons and entities, Mr. Oberndorf has sole voting and dispositive power over 562,900 shares of Class A common stock, of which 550,000 shares are held in William E. Oberndorf’s Individual Retirement Account, which is self directed and 12,900 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as trustee for the William E. Oberndorf Irrevocable Trust, dated 6/30/89. Mr. Oberndorf has shared voting and dispositive power over 2,356,484 shares of Class A common stock, of which 2,323,384 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as the sole controlling person of Oberndorf Investments LLC, 20,300 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as an authorized signatory for the account of Peter C. Oberndorf, 250 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as an authorized signatory for the account of Caroline G. Oberndorf and 12,550 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as an authorized signatory for the account of Betty Jane Weimer. The address for Mr. Oberndorf and the other reporting persons is 615 Front Street, San Francisco, CA 94111.
Prohibition on Hedging
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
Policy on Stock Pledging
Our Insider Trading Policy only permits pledges of our securities by employees, officers and directors with the written pre-approval of our General Counsel. Under that policy, our General Counsel only approves pledges of our securities by directors and officers in amounts consistent with guidelines approved by the Nominating & Governance Committee of the Board of Directors. As of the record date, all outstanding pledges by officers and directors had been approved in accordance with the policy and the guidelines.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our Class A common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were timely met during 2017, except that, due to a clerical error, Mr. Miller did not timely report one transaction in which options to purchase Class A common stock were granted. This transaction was subsequently reported on a Form 4 filed one day after the filing deadline.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2017 consist of the following four individuals due to two of the individuals having the same total compensation for 2016 and 2017:

•	Matthew M. Rizai, our Chief Executive Officer and Chairman of the Board;

•	Martin J. Vanderploeg, our President and Chief Operating Officer;

•	J. Stuart Miller, our Executive Vice President and Chief Financial Officer; and

•	Troy M. Calkins, our Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary.
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Matthew M. Rizai, Ph.D.	2017	550,000	—	1,241,262	1,103,670	925,000	26,307	(2)	3,846,239
Chairman and Chief Executive Officer	2016	550,000	475,000	1,241,263	1,107,621	—	400	(3)	3,373,884
Martin J. Vanderploeg, Ph.D.	2017	550,000	—	1,241,262	1,103,670	925,000	26,766	(4)	3,846,698
President and Chief Operating Officer	2016	550,000	475,000	1,241,263	1,107,621	—	400	(3)	3,374,284
J. Stuart Miller	2017	375,000	—	695,763	206,215	375,000	150	(3)	1,652,128
Executive Vice President and Chief Financial Officer	2016	375,000	195,000	695,769	206,956	—	100	(3)	1,472,725
Troy M. Calkins	2017	375,000	—	695,763	206,215	375,000	150	(3)	1,652,128
Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary	2016	375,000	195,000	695,769	206,956	—	100	(3)	1,472,725

(1)
The amounts reported reflect the grant date fair value of the stock options granted to the named executive officers as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The assumptions that we used to calculate these amounts are discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Includes $24,719 of premiums paid for supplemental disability insurance, as well as entertainment costs related to our annual sales retreat and annual service award payable to all employees.

(3)	Annual service award payable to all employees.

(4)	Includes $25,783 of premiums paid for supplemental disability insurance, as well as entertainment costs related to our annual sales retreat and annual service award payable to all employees.

In January 2018, our Compensation Committee determined preliminary payments for NEOs pursuant to our 2017 Short-Term Incentive Plan, which tied executive bonuses to performance based on our company's financial performance, including revenue growth, operating loss and operating cash flow. The Compensation Committee then applied discretion, as permitted by the terms of the 2017 Short-Term Incentive Plan, to reduce the final payments to NEOs under the 2017 Short-Term Incentive Plan to the amounts shown in the table above under Non-Equity Incentive Plan Compensation. Starting in January 2018, our Compensation Committee determined that it was in the best interests of the company to grant all NEO equity awards in the form of restricted stock units.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2017.

	Option Awards						Stock Awards
Name	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Matthew M. Rizai, Ph.D.	08/12/2014	(2)	144,789	33,411	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	53,333	1,173,000
	01/19/2016	(4)	—	—	—	—	53,216	1,171,000
	02/01/2016	(5)	56,140	112,281	14.74	1/31/2026	—	—
	01/18/2017	(4)	—	—	—	—	93,328	2,053,000
	02/01/2017	(5)	—	200,204	12.40	1/31/2027		—
Martin J. Vanderploeg, Ph.D.	08/12/2014	(2)	144,789	33,411	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	53,333	1,173,000
	01/19/2016	(4)	—	—	—	—	53,216	1,171,000
	02/01/2016	(5)	56,140	112,281	14.74	1/31/2026	—	—
	01/18/2017	(4)	—	—	—	—	93,328	2,053,000
	02/01/2017	(5)	—	200,204	12.40	1/31/2027		—
J. Stuart Miller	04/07/2014	(2)	152,460	21,780	15.86	4/6/2024	—	—
	08/12/2014	(2)	32,175	7,425	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	20,000	440,000
	01/19/2016	(4)	—	—	—	—	29,829	656,000
	02/01/2016	(5)	10,490	20,979	14.74	1/31/2026	—	—
	01/18/2017	(4)	—	—	—	—	52,313	1,151,000
	02/01/2017	(5)	—	37,407	12.40	1/31/2027	—	—
Troy M. Calkins	02/25/2014	(2)	102,094	6,806	15.86	2/24/2024	—	—
	03/27/2014	(2)	9,282	618	15.86	3/26/2024	—	—
	08/12/2014	(2)	32,175	7,425	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	20,000	440,000
	01/19/2016	(4)	—	—	—	—	29,829	656,000
	02/01/2016	(5)	10,490	20,979	14.74	1/31/2026	—	—
	01/18/2017	(4)	—	—	—	—	52,313	1,151,000
	02/01/2017	(5)	—	37,407	12.40	1/31/2027	—	—

(1)	The market value of unvested stock awards is based on the closing market price of our Class A Common Stock on December 31, 2017 of $22.00.

(2)	Vests as to 25% of the shares on the first anniversary of the grant date and as to 6.25% of the shares at the end of each three-month period thereafter.

(3)	Award of restricted shares that vest in three equal annual installments commencing on the first anniversary of the grant date.

(4)
Award of restricted stock units that vest in three equal annual installments commencing on the first anniversary of the grant date. Each of the NEOs has elected to defer settlement of the restricted stock units pursuant to the Workiva Inc. Nonqualified Deferred Compensation Plan.

(5)	Vests in three equal annual installments commencing on the first anniversary of the grant date.

Employment Agreements
We have entered into employment agreements with all of our executive officers. These agreements provide for at-will employment and generally include an initial base salary, an indication of eligibility for an annual cash incentive award opportunity, and equity awards at the discretion of our Board. These agreements also contain restrictions on non-competition and non-solicitation for the six-month period following termination. In addition, each of our executive officers, including the NEOs, has executed our standard confidential information and invention assignment agreement.

Clawback Policy
Our executive employment agreements and equity award agreements provide that any incentive-based compensation, or any other compensation, paid to a executive that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to all deductions and clawbacks as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement.

Potential Payments upon Termination or Change in Control
The employment agreements with our NEOs provide that certain payments and benefits would be due upon a termination of employment or a change in control.
If the employment of any NEO is terminated by us for "cause" or by the NEO without "good reason," we will pay him (i) accrued but unpaid salary and benefits and (ii) any earned but unpaid bonus from the prior year.
If the employment of any NEO is terminated due to his death or disability we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) a pro-rated bonus for the current year and (iv) a lump-sum payment equal to his annual base salary plus his target bonus for the current year.
If the employment of any NEO is terminated by us without cause or by the NEO for good reason, we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) a pro-rated bonus for the current year and (iv) a severance payment equal to two times (three times in the case of Mr. Rizai and Mr. Vanderploeg) the sum of his annual base salary plus his target bonus for the current year. In addition, the vesting of the NEO's outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions.
If the employment of any NEO is terminated by us without cause or by the NEO for good reason in the three months prior to or twelve months following a change in control, we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) the NEO's target bonus for the year in which the termination occurs (or if greater, the year in which the change in control occurs) and (iv) a severance payment equal to three times the sum of his annual base salary plus target bonus. In addition, the vesting of the officer's outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017, each of which was approved by our stockholders. These plans include the 2009 Unit Incentive Plan and the 2014 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation Plans Approved By Stockholders(1)	8,883,181	13.33	1,999,415
Total	8,883,181	13.33	1,999,415

(1)
Consists of options to purchase 3,858,429 shares of Class A common stock under the 2009 Plan, options to purchase 4,287,348 shares of Class A common stock under the 2014 Plan, 163,332 shares of our Class A common stock subject to restricted stock awards under our 2014 Plan, and 574,072 shares of our Class A common stock subject to restricted stock units under our 2014 Plan.

(2)	Excludes restricted stock awards and units because they have no exercise price.

(3)	Consists of shares of Class A common stock available for issuance.

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
Other than the director and executive officer compensation arrangements discussed above under "Director Compensation" and "Executive Compensation," since January 1, 2017 there have been, and there currently are, no proposed transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Indemnification Agreements with our Directors and Officers
We have entered into indemnification agreements with each of our directors and our named executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to certain limitations, the indemnification agreements and our Bylaws also require us to advance expenses incurred by our directors and officers.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE WORKIVA INC.
2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES THAT MAY BE ISSUED UNDER THE PLAN

Immediately prior to our initial public offering in December 2014, our Board and stockholders adopted and approved our 2014 Equity Incentive Plan (the "Plan"). Our Board is requesting stockholder approval of an amendment and restatement of the Plan (the "Amended and Restated Plan") to increase the number of shares of Class A common stock authorized for issuance under the Plan by 3,000,000 shares. Our Board believes that the Plan is an integral part of our long-term compensation philosophy, and the Amended and Restated Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees, non-employee directors and consultants.
The purpose of the Plan is to enable us to grant equity-based incentive awards intended to attract, motivate and retain qualified employees, non-employee directors and consultants, and to align their financial interests with those of our stockholders. Except for the increase in shares available for issuance, the Amended and Restated Plan will be identical to the Plan in all material respects. The following is a brief summary of the material terms of the Plan and the Amended and Restated Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. A copy of the Amended and Restated Plan is filed as an Appendix to this proxy statement.
If the Amended and Restated Plan is approved, the maximum number of shares available for grant will be increased from 7,860,000 to 10,860,000 shares. In setting the number of shares of Class A common stock available under the Amended and Restated Plan, the Board of Directors and the Compensation Committee, in consultation with our compensation consultant Conduent, considered a number of factors, including our share utilization data and the practices of our peer companies.
Eligibility. The Plan permits the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to our and any of our subsidiaries' employees, and the grant of nonqualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, restricted stock units, unrestricted stock grants, performance stock, performance stock units and other forms of equity-based awards to our and any of our affiliates' (or, if necessary to avoid the imposition of additional taxes under Section 409A of the Code, our subsidiaries') employees, non-employee directors and consultants. In 2017, approximately 471 individuals received awards under the Plan.
Authorized Shares. 3,960,000 shares of our Class A common stock were initially reserved for issuance under the Plan (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs). The Plan was subsequently amended in 2016 to provide for an additional 3,900,000 shares of our Class A common stock available under the Plan. As of March 31, 2018, we have outstanding under the Plan options to purchase 4,150,254 shares of Class A common stock (with an average exercise price of $15.44 and an average remaining term to expiration of 8.34 years) and 2,305,795 restricted stock units. As of that date, we have 550,242 shares of Class A common stock remaining available for issuance under the Plan. If the Amended and Restated Plan is approved, an additional 3,000,000 shares of Class A common stock will be available for issuance under the Plan.
If any award expires, terminates or is canceled or forfeited or is settled in cash rather than shares of our common stock, the number of shares with respect to which such award expired or was terminated, canceled, forfeited or settled in cash shall again be available for awards under the Plan. If an award is exercised by surrendering shares of our common stock or by withholding shares subject to the award as full or partial payment, or if tax withholding requirements are met by surrendering our common stock or withholding shares of our common stock subject to the award, only the net number of shares issued will be considered delivered under the Plan for purposes of the number of shares available for awards under the Plan.
Calendar Year Award Limits. The maximum aggregate number of shares of our Class A common stock subject to awards that may be granted during any calendar year to any employee is 1,000,000 shares, and the maximum amount payable in cash to certain of our executive officers for any calendar year may not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 1,000,000 shares of our Class A common stock.
Administration. In general, the Plan is administered by our Compensation Committee. Subject to the discretion of the board of directors, our Compensation Committee consists of not fewer than two directors, taking into consideration the "outside director" rules under Section 162(m) of the Code applicable to certain awards granted prior to January 1, 2018, the "non-employee director" requirements of Section 16(b) of the Exchange Act, and the rules regarding "independent directors" of the New York Stock Exchange. Our Compensation Committee has delegated to our chief executive officer the authority to grant awards to employees, non-employee directors and consultants, other than individuals subject to Section 16 of the Exchange Act, and to determine the terms and conditions of those awards, subject to the limitations of the Plan and such other limitations and guidelines as our Compensation Committee may deem appropriate. Subject to the terms of the Plan, our Compensation Committee may select the persons who will receive awards, the types of awards to be granted, the purchase price (if any) to be paid for shares covered by the awards, and the vesting (including acceleration of vesting), forfeiture and other terms and conditions of the awards, and has the authority to make all other determinations necessary or advisable for administration of the Plan. Our Compensation Committee also has the ability to construe and interpret the terms and provisions of the Plan and any award agreement relating to the Plan.
Stock Options. We may issue NQSOs and ISOs under the Plan. The terms and conditions of any options granted to a participant will be set forth in an award agreement and, subject to the terms of the Plan, are determined by our Compensation Committee. The exercise price of any option granted under the Plan must be at least equal to the fair market value of our common stock on the date the option is granted (110% of fair market value in the case of ISOs granted to 10% stockholders). The maximum term of an option granted under the Plan is ten years. Subject to the terms of the Plan, our Compensation Committee determines the vesting and other terms and conditions of options granted under the Plan, and our Compensation Committee has the authority to accelerate the vesting of any option in its sole discretion. Unless the applicable option award agreement provides otherwise, in the event of an optionee's termination of employment or service for any reason other than for cause, disability or death, the optionee's options (to the extent exercisable at the time of termination) generally remain exercisable until 90 days after such termination (in the case of an ISO) or such longer period of time as may be determined by the Plan administrator (in the case of an NQSO) and then expire. Unless the applicable option agreement provides otherwise, in the event of an optionee's termination of employment or service due to disability or death, such optionee's options (to the extent exercisable at the time of termination) generally remain exercisable until one year after such termination and then expire. Options that were not exercisable on the date of termination for any reason other than for cause expire at the close of business on the date of such termination. In the event of an optionee's termination of employment or service for cause, the optionee's outstanding options expire at the commencement of business on the date of such termination. In no event may an option be exercised after the expiration of its term.

Stock Appreciation Rights. A SAR allows its holder to receive payment from us equal to the amount by which the fair market value of a share of our common stock on the exercise date exceeds the fair market value of our common stock on the date of grant of the SAR. The terms and conditions of SARs granted to a participant are determined by our Compensation Committee and are set forth in an award agreement. Under the Plan, our Compensation Committee may grant SARs in conjunction with the grant of options or on a stand-alone basis. If our Compensation Committee grants a SAR with an option award, then the holder can exercise the SAR at any time during the life of the related option, but the exercise will proportionately reduce the number of shares covered by the related option. The holder can exercise stand-alone SARs during the period determined by our Compensation Committee in the award agreement. Upon the exercise of a SAR, the holder receives cash or shares of our common stock, or a combination thereof, in the discretion of our Compensation Committee. In the event of a holder's termination of employment or service, free-standing SARs are exercisable at such times and subject to such terms and conditions determined by our Compensation Committee on or after the date of grant, while SARs granted in conjunction with the grant of an option are exercisable at such times and subject to terms and conditions applicable to the related option.
Restricted Stock and Restricted Stock Units. The terms and conditions of any restricted stock awards or restricted stock units granted to a participant are set forth in an award agreement and, subject to the terms of the Plan, are determined by our Compensation Committee. Under a restricted stock award, we issue shares of our common stock to the recipient of the award, subject to any vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. Restricted stock units represent the right to receive shares of our Class A common stock, or an equivalent value in cash, in the future, with the right to the future delivery of the shares or cash subject to any vesting conditions that lapse over time or other restrictions that will lapse upon satisfaction of specified conditions. Our Compensation Committee determines the vesting schedule and performance objectives, if any, applicable to each restricted stock award and restricted stock unit award. Subject to the terms of the Plan and the applicable award agreement, our Compensation Committee has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances including, without limitation, the attainment of certain performance goals, a participant's termination of employment or service or a participant's death or disability. The recipient of an award of restricted stock under the Plan may vote and receive dividends on the shares of restricted stock covered by the award. The recipient of a restricted stock unit award under the Plan will have no rights as a stockholder until share certificates are issued by us, but, at the discretion of our Compensation Committee, has the right to receive a "dividend equivalent" (generally a credit equal to the cash or stock dividends paid on the number of shares subject to the award). Any dividend equivalents will be deemed re-invested in additional restricted stock units based on the fair market value of a share of our Class A common stock on the dividend payment date and rounded down to the nearest whole share. Generally, if the recipient of a restricted stock or restricted stock unit award terminates employment or service, any unvested shares will be forfeited by the holder of the award. If specifically provided for by our Compensation Committee in an award agreement, the Plan permits the deferral of Class A common stock issuable upon the lapse of the restrictions applicable to restricted stock or restricted stock units, subject to such rules and procedures as our Compensation Committee may establish. Additionally, our Compensation Committee may grant restricted stock units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in the award agreement.
Performance Stock Units/Performance Stock. Performance stock units and performance stock are awards that are payable in cash or shares of our common stock upon the achievement of specified performance goals established in advance by our Compensation Committee. Performance stock is an award that has an initial value equal to one share of our Class A common stock. A performance stock unit is an award that has an initial value equal to a specified dollar amount. The value of performance stock or performance stock units at the end of the applicable performance period will depend on whether and the extent to which the specified performance goals are achieved.
Stock Grants. Our Compensation Committee may make a grant of unrestricted Class A common stock to employees, non-employee directors and consultants.
Performance Goals. Our Compensation Committee may grant awards of performance stock units or performance stock. These awards may be granted, vest and be paid based upon the attainment of specified performance goals established by our Compensation Committee. Any one or more of the following performance factors may be used by our Compensation Committee in establishing performance goals for awards intended to qualify as "performance-based compensation": (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (iv) operating income (before or after taxes); (v) net sales or net sales growth; (vi) gross profit or gross profit growth; (vii) net operating profit (before or after taxes); (viii) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (ix) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (xi) margins, gross or operating margins, or cash margins; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense or cost targets; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added, or economic value-added models or equivalent metrics; (xvii) debt targets; (xviii) stockholder equity; or (xix) implementation, completion or attainment of measurable objectives with respect to business development, acquisitions and divestitures, and recruiting and maintaining personnel.
To the extent permitted by law, our Compensation Committee may also exclude the impact of an event or occurrence that our Compensation Committee determines should be appropriately excluded, such as: (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (ii) an event either not directly related to our operations or not within the reasonable control of management; or (iii) a change in tax law or accounting standards required by generally accepted accounting principles.
Performance goals may also be based on an individual participant's performance goals, as determined by our Compensation Committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. Our Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria in accordance with applicable legal requirements and terms of the Plan.
Award Agreements. Awards granted under the Plan are evidenced by award agreements, which need not be identical, that provide terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, terms providing for the acceleration of exercisability or vesting of awards in the event of a change in control or conditions regarding the participant's employment or service, as determined by our Compensation Committee in accordance with the Plan.

Transferability of Awards. In general, awards granted under the Plan may not be transferred or assigned, except as may be permitted by our Compensation Committee in accordance with applicable law.
Capital Changes. In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock, our Compensation Committee will make appropriate adjustments to the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available under the Plan. Our Compensation Committee may also provide, in its sole discretion, for the cancellation of any outstanding award in exchange for a payment in cash or other property having an aggregate fair market value of the shares of common stock covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any.
Change in Control; Corporate Transactions. Regardless of the vesting requirements that otherwise apply to an award under the Plan, unless our Compensation Committee determines otherwise in an award agreement, all outstanding awards will fully vest, any restrictions on outstanding awards will lapse and any performance conditions will be deemed to be fully achieved upon a "change in control" (as defined in the Plan). In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), our Compensation Committee has the discretion to take any of the following actions with respect to awards granted under the Plan without the consent of any participant: accelerate the date on which awards vest or become exercisable; terminate all or a portion of outstanding awards after providing participants an opportunity to exercise, in the case of an outstanding option or SAR; convert awards to awards of the surviving corporation; or change the terms of any outstanding award in order to reflect the corporate transaction.
Amendment and Termination. Our board of directors has the authority to amend or terminate the Plan, provided such action does not adversely affect then outstanding awards without the consent of the affected participant. Amendments to the Plan are subject to stockholder approval if such approval is necessary in order to satisfy applicable legal or stock exchange listing requirements. Unless sooner terminated, no incentive stock options may be granted under the Amended and Restated Plan after December 10, 2024 (the tenth anniversary of the effective date of the Plan). We have filed with the SEC registration statements on Form S-8 covering the shares issuable under the Plan, and intend to file a registration statement on Form S-8 covering the additional shares issuable under the Amended and Restated Plan if the Amended and Restated Plan is approved.
Federal Income Tax Consequences Relating to Awards Granted Pursuant to the Plan
The following discussion summarizes certain federal income tax consequences of the issuance, receipt and exercise of stock options and the granting and vesting of restricted stock and restricted stock units, in each case under the Plan. The summary does not cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.
Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an ISO, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The "spread" between the exercise price and the fair market value of our common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. The holder of an ISO defers income tax on the stock's appreciation until he or she sells the shares. Upon a sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the ISO grant date and has held the shares for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of the sale (or other disqualifying disposition) equal to the lesser of (i) the gain he or she realized on the sale, and (ii) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the ISO under the tax rules applicable to the exercise of a nonqualified stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.
Nonqualified Stock Options. In general, in the case of a NQSO, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price assuming the exercise price is not less than the fair market value of the shares at the date of grant. Income and payroll tax withholding will be due at that time. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.
Restricted Stock. Unless a participant makes an election to accelerate the recognition of income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time and income and payroll tax withholding may be due. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock and income and tax withholding may be due, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock would then be taxable to the participant at capital gains rates, provided the stock is held for more than one year. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant's Section 83(b) election.
Restricted Stock Units. A participant does not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the amount of cash or the fair market value of the shares received on the date of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a tax deduction. Such gain will be long-term capital gain or loss if the stock is held for more than one year.
Stock Appreciation Rights. A participant does not recognize income, and we will not be allowed a tax deduction, at the time SARs are granted. Upon exercise of a SAR, the holder of the SAR recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation to the recipient for tax purposes and may be subject to income and payroll tax withholding. We receive a corresponding tax deduction in the same amount that the individual recognizes as income.

Performance Stock and Performance Stock Units. A participant does not recognize income, and we will not be allowed a tax deduction, at the time performance stock or performance stock units are granted. The holder recognizes ordinary income (treated as compensation to him or her) upon a payment on the performance stock or the performance stock units in amount equal to the payment received and income and payroll tax withholding may be due, and we receive a corresponding tax deduction.
Code Section 162(m). Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the three other most highly-paid executive officers of a publicly traded corporation (other than the chief financial officer). Certain performance-based compensation awards granted prior to January 1, 2018 are excluded from the deduction limit if certain requirements are met. Awards of stock options and stock appreciation rights granted under the Plan prior to January 1, 2018 were intended to be exempt from the deduction limits under Section 162(m) of the Code.
Code Section 409A. Section 409A of the Code provides for the imposition of an excise tax on participants in nonqualified deferred compensation arrangements where those arrangements are not in compliance with Section 409A. Generally, Section 409A will not apply to awards granted under the Plan but may apply in some cases to restricted stock, restricted stock units, performance stock and performance stock units. For awards subject to Section 409A, there may be a delay of up to six months in the settlement of the awards for certain of our officers.
New Plan Benefits
We cannot determine the number of shares that will be awarded under the Plan to the eligible participants because all awards are granted at the discretion of the Compensation Committee.
Options Granted
The table below shows the number of options granted to our named executive officers, the executive officers as a group, current directors who are not executive officers, and all plan participants since the Plan's adoption through March 31, 2018.

Name	Number of Options
Matthew M. Rizai	368,625
Martin J. Vanderploeg	368,625
J. Stuart Miller	68,876
Troy M. Calkins	68,876
All current executive officers as a group	1,269,429
All current directors who are not executive officers	—
All plan participants (other than current executive officers)	3,781,675

The Board recommends a vote "FOR" the approval of the amendment and restatement of the Workiva Inc. 2014 Equity Incentive Plan to increase the number of shares that may be issued under the Plan.

AUDIT COMMITTEE REPORT
With respect to Workiva's financial reporting process, the management of Workiva is responsible for establishing and maintaining internal controls and preparing Workiva's consolidated financial statements. Workiva's independent registered public accounting firm, Ernst & Young LLP ("E&Y"), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workiva's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of E&Y included in its audit of Workiva's consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017 with Workiva's management and with E&Y, including the results of the independent registered public accounting firm's audit of Workiva's financial statements. We have also discussed with E&Y all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with audit committees, under which E&Y must provide us with additional information regarding the scope and results of its audit of Workiva's consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y's communications with the Audit Committee concerning independence, and have discussed with E&Y its independence from Workiva, as well as any relationships that may impact E&Y's objectivity and independence.
Based on our review of the matters noted above and our discussions with Workiva's management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workiva's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Eugene S. Katz (Chair) Michael M. Crow, Ph.D. David S. Mulcahy Suku Radia

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2018. We are asking our stockholders to ratify the selection of E&Y as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of E&Y to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Workiva and our stockholders. Representatives of E&Y are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to Workiva by E&Y for the fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$835,327	$685,744
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the chairperson of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services up to a specific dollar threshold, and the chairperson then reports such pre-approvals to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2017, all fees paid to E&Y have been approved by the Audit Committee.

The Board recommends a vote "FOR" the ratification of the appointment of
Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Availability of Annual Report on Form 10-K
Stockholders can access our 2017 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.workiva.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
Other Business
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective June 11, 2018)

WORKIVA INC.
2014 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective June 11, 2018)
WHEREAS, the Workiva Inc. 2014 Equity Incentive Plan (“Plan”) was established in order to grant equity incentive awards to certain employees, consultants and non-employee directors of Workiva, Inc., a Delaware corporation (the “Company”) and its related corporations;
WHEREAS, the Company wishes to amend and restate the Plan in order to reflect an increase in the number of shares that may be issued under the Plan, which increase is subject to approval of the Company’s shareholders;
NOW, THEREFORE, the Plan is hereby amended and restated effective as of June 11, 2018, under the following terms and conditions, subject to shareholder approval of the share increase under the Plan; provided, however, that if the share increase is not approved by the shareholders, the number of shares available under the Plan as in effect immediately prior to June 11, 2018, shall continue to be available under the Plan.
SECTION 1 -    PURPOSE
The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and its affiliates.
SECTION 2 -    DEFINITIONS
The following terms shall have the following meanings unless otherwise required by the context:
(a)    “Administrator” means (1) the Committee, and (2) the Chief Executive Officer of the Company with respect to an Award granted to an individual who is not subject to Section 16(b) of the Exchange Act.
(b)    “Award” means an ISO, NQSO, SAR, Restricted Stock, RSU or Stock Grant awarded by the Company to an Employee, a Consultant or a Non-Employee Director.
(c)    “Award Agreement” means a document evidencing the grant of an Award, as described in Section 11.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cause” means any of the following events, as determined by the Committee: (1) the commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws; (2) a breach of any material duty or obligation imposed upon the Grantee by the Company; (3) divulging the Company's confidential information, or breaching or causing the breach of any confidentiality agreement to which the Grantee or the Company is a party; (4) engaging or assisting others to engage in business in competition with the Company; (5) refusal to follow a lawful order of the Grantee's superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Grantee; or (6) other conduct by the Grantee which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.
(f)    “Code” means the Internal Revenue Code of 1986, as amended.
(g)    “Committee” means a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act, the requirements of Code §162(m) and the rules regarding “independent directors” of exchange on which Common Stock is listed) or the entire Board.
(h)    “Common Stock” means Class A common stock, par value $0.001 per share, of the Company.
(i)    “Company” means Workiva Inc.
(j)    “Consultant” means an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (1) are not in connection with the offer or sale of securities in a capital-raising transaction, and (2) do not directly or indirectly promote or maintain a market for the Company’s securities.
(k)    “Employee” means an employee of the Company or of a Related Corporation.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)    “Fair Market Value” means (1) the closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day, or (2) such other method of determining fair market value as shall be permissible under the Code, or the rules or regulations thereunder, and adopted by the Committee.
(n)    “Grantee” means an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.
(o)    “ISO” means an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422(b), unless the Award Agreement states that the Option will not be treated as an ISO.
(p)    “Non-Employee Director” means a director of the Company who is not an Employee under the rules of Section 16(b) of the Exchange Act.
(q)    “NQSO” means an Option which, at the time such Option is granted, does not qualify as an incentive stock option within the meaning of Code §422(b), whether or not it is designated as a nonqualified stock option in the Award Agreement.
(r)    “Options” means ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(s)    “Performance Goals” means the objective goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any affiliates of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: (1) net earnings or net income (before or after taxes); (2) basic or diluted earnings per share (before or after taxes); (3) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (4) operating income (before or after taxes); (5) net sales or net sales growth; (6) gross profit or gross profit growth; (7) net operating profit (before or after taxes); (8) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (9) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (10) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (11) margins, gross or operating margins, or cash margins; (12) share price (including, but not limited to, growth measures and total stockholder return); (13) expense or cost targets; (14) objective measures of customer satisfaction; (15) working capital targets; (16) measures of economic value added, or economic value-added models or equivalent metrics; (17) debt targets; (18) stockholder equity; or (19) implementation, completion or attainment of measurable objectives with respect to business development, acquisitions and divestitures, and recruiting and maintaining personnel. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more affiliates of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. To the extent permitted by law, the Committee may exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, such as: restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; an event either not directly related to the Company’s operations or not within the reasonable control of management; or a change in tax law or accounting standards required by generally accepted accounting principles. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of 90 days after the commencement of the performance period or the expiration of 25% of the performance period.
(t)    “Performance Stock” means a type of Restricted Stock, where the lapse of restrictions is based on Performance Goals.
(u)    “Plan” means the Workiva Inc. 2014 Equity Incentive Plan as set forth herein and as amended from time to time.
(v)    “PSU” means a performance stock unit which is a type of RSU, the vesting of which is based on Performance Goals.
(w)    “Related Corporation” means any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest; provided, however, that with respect to ISOs, an entity shall be a “Related Corporation” only if the entity is described in the preceding clause and is a subsidiary corporation of the Company as defined in Code §424(f). For purposes of this subsection, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), using “at least 50 percent” instead of “at least 80 percent” each place it appears in such regulation.

(x)    “Restricted Stock” means Common Stock subject to restrictions determined by the Administrator pursuant to Section 8.
(y)    “RSU” means a restricted stock unit granted pursuant to Section 9.
(z)    “SAR” means a stock appreciation right granted pursuant to Section 7.
(aa)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(bb)    “Short-Term Deferral Period” means, with respect to an amount (including Common Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Grantee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period (measured from the last day of the period) shall be within one calendar year and shall not exceed 2½ months. A Grantee shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.
(cc)    “Stock Grant” means a grant of unrestricted shares of Common Stock pursuant to Section 10.
(dd)    “Termination of Service” means (1) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (2) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (3) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Company. Notwithstanding the foregoing: (A) if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates; (B) with respect to an RSU that is subject to Code §409A, “Termination of Service” shall mean separation from service as defined in Treas. Reg. §1.409A-1(h); and (C) if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, except as otherwise determined by the Committee, or as otherwise necessary to comply with Code §409A (to the extent applicable).
SECTION 3 -    ADMINISTRATION
(a)    The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in its (or his or her) capacity as a director or officer of the Company. The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent the Administrator deems desirable. The

Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, the Administrator and the members of the Board and the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or any Award.
(b)    From time to time, the Board may increase or decrease the size of the Committee, appoint or remove Committee members (with or without cause), and fill vacancies, however caused in the Committee. The Committee shall act pursuant to a vote of a majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of a majority of its members. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(c)    The Committee has delegated to the Company’s Chief Executive Officer the authority to grant Awards to Grantees, other than Grantees who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards, subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate. Such delegation of authority includes the authority to determine the type or types of Awards to be granted to the Grantee, the number of shares to be covered by each such Award, the expiration date of each such Award, the period during which an Option shall be exercisable which may be determined at or subsequent to grant, the restriction period applicable to Restricted Stock or RSUs, the performance criteria and performance period applicable to Performance Awards, the terms and conditions relating to the effect of a Grantee’s Termination of Service on Options, SARs, Restricted Stock and RSUs, and the effect of a Change in Control on any Award awarded to a Grantee. The CEO may amend the terms of any Award theretofore granted to a Grantee, other than Grantees who are subject to Section 16 of the Exchange Act; provided, however, that no such amendment shall impair the rights of any Grantee without his or her consent.
SECTION 4 -    STOCK
(a)    The maximum aggregate number of shares of Common Stock that shall be available for the grant of Awards under the Plan (the “Plan Share Limit”) is 10,860,000. The Plan Share Limit is also the maximum aggregate number of shares that may be issued under the Plan through ISOs. Notwithstanding the foregoing limits, (x) no Grantee may be granted Awards in any one calendar year with respect to more than 1,000,000 shares of Common Stock, and (y) the maximum amount payable in cash to a covered employee (as defined in Code §162(m)(3) and applicable guidance issued thereunder) for any calendar year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 1,000,000 shares of Common Stock. The limits stated in this Section 4(a) shall be subject to adjustment as described in the Plan.

(b)    Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares available for grant under the Plan.
SECTION 5 -    GRANTING OF AWARDS
The Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as the Administrator determines are warranted, subject to the terms of the Plan. However, grants of ISOs and other Awards shall be separate and not in tandem, and Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.
SECTION 6 -    TERMS AND CONDITIONS OF OPTIONS
Option Award Agreements shall include expressly or by reference the following terms and conditions as well as such other provisions as the Administrator shall deem desirable that are not inconsistent with the provisions of the Plan and, for ISOs, Code §422(b).
(a)    Number of Shares. The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.
(b)    Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Administrator, but the exercise price shall not be less than the higher of 100% (110% in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (j) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.
(c)    Term. The term of each Option shall be determined by the Administrator; provided, however, that the term of each Option shall be not more than ten years (five years in the case of an ISO granted to more-than-ten-percent shareholder, as provided in subsection (j) below) from the date of grant of the Option. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 14.
(d)    Exercise. An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify. The Administrator may accelerate the exercise date of an outstanding Option if the Administrator deems such acceleration to be desirable.
Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise (in accordance with procedures established by the Committee) to the Company (at its principal office) or to the Company’s delegate, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.
The Administrator shall determine from the following alternatives the methods by which the exercise price may be paid:
(1)    in cash or its equivalent;
(2)    in shares of Common Stock previously acquired by the Grantee (and the exercise price so paid shall be equal to the Fair Market Value, as of the date of exercise, of the previously acquired shares);
(3)    by decreasing the number of shares for which the Option is exercisable on the date of exercise (in an amount equal to the exercise price to be paid under this method, divided by the Fair Market Value of a share of Common Stock on the date of exercise) (“net share settlement”);
(4)    by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or
(5)    in any combination of the above forms of payment.
To the extent an Award Agreement does not include one or more alternatives; the Administrator hereby specifically reserves the right to allow the Grantee to pay the exercise price using such alternative. Unless otherwise provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such period of time as is necessary to avoid a charge to earnings for financial accounting purposes).
Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e. the Common Stock is listed on any established stock exchange or a national market system), any exercise by a director or officer that involves or may involve a direct extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.
(e)    ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.

For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.
(f)    Termination of Service for a Reason Other Than Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) 90 days after the date of such Termination of Service in the case of an ISO or such longer period of time as may be determined by the Administrator in the case of an NQSO (unless the Award Agreement provides or is amended to provide a different expiration date in the case of such a Termination); provided that, if the Termination of Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.
(g)    Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.
(h)    Death. If a Grantee’s Termination of Service occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, and shall terminate on the date of the Optionee’s death with respect to the remaining shares.
(i)    Quiet Period. Notwithstanding any provision of subsection (f), (g), or (h) to the contrary, if the last day on which a Grantee (or the Grantee’s legal representative, estate, personal representative or beneficiary) may exercise an Option under subsection (f), (g), or (h) falls within a Quiet Period (as defined below), the period during which such individual may exercise the Option shall end 90 days after the date such Quiet Period ends; provided, however, that this subsection (i) shall not extend the exercise period beyond the term of the Option (determined under subsection (c)) unless the Committee extends the period during which the Option may be exercised, and such period ends not more than 30 days after the exercise first would no longer violate applicable Federal, state, local or applicable foreign laws. “Quiet Period” means a period in which the Grantee is prohibited from selling Common Stock under the Company’s insider trading policy.
(j)    More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.
SECTION 7 -    SARS
(a)    Nature of SARs. A SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator. SARs may be granted alone (a “Freestanding SAR”) or in combination with an Option (a “Tandem SAR”). Any Tandem SAR that relates to an ISO shall be granted at the same time as the ISO to which it relates.
(b)    Exercise of SARs. A SAR shall become exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of a SAR must be made by giving notice to the Company (or its delegate) in accordance with procedures established by the Administrator. Upon the exercise of a SAR, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares of Common Stock for which a Tandem SAR shall be exercisable shall be reduced upon exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
(c)    Exercise Price. The exercise price of a Freestanding SAR shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such SAR. A Tandem SAR granted simultaneously with an ISO or simultaneously with or subsequent to the grant of an NQSO shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a SAR, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the SAR and related Option exceeds the exercise price per share thereof, and no SAR may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7(a) are satisfied.
(d)    Term. The term of each SAR shall be determined by the Administrator; provided, however, that the term of each SAR shall be not more than 10 years from the date of grant of the SAR. Each SAR shall be subject to earlier termination as provided in subsection (e) below and in Section 14.

(e)    Termination of Service. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g), (h) and (i) shall be applied to determine the extent to which, and the period during which, the SAR may be exercised. For purposes of this Section 7(e), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g), (h) and (i).
SECTION 8 -    RESTRICTED STOCK
(a)    General Requirements. Restricted Stock may be issued or transferred for consideration or for no additional consideration, as determined by the Administrator. At the time Restricted Stock is granted, the Administrator shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Goals), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee).
(b)    Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Grantee with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders; provided, however, that cash dividends with respect to a share of Performance Stock shall not be paid unless and until the restrictions with respect to such share lapse as provided in Section 8(f)(3). Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.
(c)    Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount of cash (or cash equivalents) paid for the shares of Common Stock, or forfeited to the Company if no cash (or cash equivalent) was so paid.
(d)    Lapse of Restrictions.
(1)    In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 13, shares of Common Stock shall cease to be Restricted Stock for purposes of the Plan.
(2)    Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock, the restrictions described in subsection (c) shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.
(3)    Performance Stock. With respect to Performance Stock, the restrictions described in subsection (c) shall lapse at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(s)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions described in subsection (c) shall also lapse (A) as provided in Section 13 or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability. If the Grantee's Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all Performance Stock granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Stock for which the restrictions would have lapsed (based on actual performance) had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee determines.
(e)    Notice of Tax Election. Any Grantee making an election under Code §83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.
SECTION 9 -    RSUs
(a)    Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 13, one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof as determined by the Administrator and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.
(b)    Grant of RSUs. At the time of grant, the Administrator shall determine (1) the number of RSUs subject to the Award, (2) whether the RSU is a PSU (where vesting is based on Performance Goals), or an RSU that is not a PSU (where vesting is based on times and/or conditions determined by the Administrator), and (3) when such RSUs shall vest in accordance with subsection (c). The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee. A Grantee shall have no voting rights with respect to RSUs granted under the Plan. The Committee may grant RSUs with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.
(c)    Vesting.
(4)    RSUs Other Than PSUs. With respect to RSUs that are not PSUs, the Administrator shall determine when such RSUs shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period. The Administrator may at any time accelerate the time at which RSUs (other than PSUs) shall vest.
(5)    PSUs. PSUs shall vest at the end of the applicable performance period, if and to the extent the Performance Goals (established in accordance with Section 2(y)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which PSUs vest on account of such achievement. PSUs shall also vest (A) as provided in Section 13 or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability. If the Grantee's Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all PSUs granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide for vesting of a pro-rata portion of the PSUs that would have vested (based on actual performance) had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee determines.
(6)    Payment. Except as otherwise provided in an Award Agreement, upon the vesting of an RSU in accordance with this subsection (c) or Section 13, payment in Common Stock or cash (as applicable), shall be made in the Short-Term Deferral Period; provided, however, that a Change in Control (as defined in Section 13) shall not accelerate the payment date of an RSU that is subject to Code §409A unless such Change in Control is also a “change in control event” as defined in regulations under Code §409A.
(d)    Dividend Equivalents. At the discretion of the Committee, each RSU may be credited with cash or stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be deemed re-invested in additional RSUs based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share.
SECTION 10 - STOCK GRANTS
The Administrator may make a Stock Grant to an Employee, Non-Employee Director or Consultant. Such Stock Grant shall be fully vested on the date made.
SECTION 11 - AWARD AGREEMENTS
Awards granted under the Plan (other than Stock Grants) shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve which need not be identical and shall include such provisions as the Administrator shall deem advisable that are not inconsistent with the provisions of the Plan, Code §409A and, for ISOs, Code §422(b), including, without limitation, terms providing for acceleration of the exercisability or vesting of Awards in the event of a Change in Control or conditions regarding the Grantee’s employment or service, as determined by the Administrator in accordance with the Plan. For example, an Award Agreement may require forfeiture or payment of gains to the Company in the event the Grantee’s intentional misconduct or fraud causes or partially causes the Company to restate all or a portion of its financial statements. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award (other than a Stock Grant).
SECTION 12 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK
The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, extraordinary dividend, share combination or reclassification, or similar change in the capitalization of the Company:
(a)    The maximum number and type of shares under the limits set forth in Section 4; and

(b)    The number and type of shares issuable upon exercise, vesting or payment of outstanding Options, SARs and RSUs (as well as the exercise price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code §424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A. Such adjustments shall be made by the Committee to appropriately and equitably reflect any such change or transaction, so that the holder of an outstanding Option, SAR, or RSU is in the same economic position before and after the change or transaction. For purposes of this Section 12, shares underlying Restricted Stock Awards still subject to restriction under Section 8(c) shall be treated in the same manner as issued shares of Common Stock not subject to restriction.
SECTION 13 - CHANGE IN CONTROL
(a)    Full Vesting. Notwithstanding any other provision of this Plan, each outstanding Award shall become fully vested and, for awards that may be exercised, exercisable, upon a Change in Control unless the Award Agreement evidencing the Award provides otherwise; provided, however, that this Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.
(b)    Definitions. A “Change in Control” shall mean:
(1)    Any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions) (other than (A) the Company, or (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity), alone or together with its affiliates and associates, and other than in a merger or consolidation of the type referred to in subsection (2) below, has acquired or obtained the right to acquire the beneficial ownership of 50% or more of the shares then outstanding;
(2)    The consummation of a merger, consolidation or similar transaction involving the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior to such consummation do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules), directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) outstanding voting securities representing more than 50% of the combined voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;
(3)    The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person that is not a subsidiary of the Company;
(4)    A majority of the members of the Board are replaced during any 12-month period by Board members whose appointment or election is not endorsed by a majority of the members before the date of appointment or election.

An underwritten public offering under the Securities Act of the Common Stock, where such stock is listed or quoted on a national securities exchange, shall not be treated as a Change in Control under the Plan.
SECTION 14 - CERTAIN CORPORATE TRANSACTIONS
In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee so decides to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) up to and including the date immediately preceding such termination at any time prior to such termination. Further, as provided in Sections 6(d), 7(b), 8(d)(2) and 9(c)(1), the Administrator may, in whole or in part, accelerate the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 13).
The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code §424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.
SECTION 15 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS
The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders, as applicable:

(a)    a change in the class of employees eligible to participate in the Plan with respect to ISOs;
(b)    except as permitted under Section 12, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;
(c)    a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with Code §162(m) is desired); and
(d)    any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.
Except as permitted under Section 13 or Section 14, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the approval of shareholders. Except as provided in Section 14 or as deemed necessary or advisable to avoid the additional tax under Code §409A, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code §424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause the Option or SAR to be subject to Code §409A.
SECTION 16 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS
The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after the 10-year anniversary of the Effective Date. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.
SECTION 17 - EFFECTIVE DATE; SHAREHOLDER APPROVAL
The Plan was adopted by the Board effective December 10, 2014 (the “Effective Date”), and was approved by the shareholders of the Company within 12 months of the Effective Date.
SECTION 18 - MISCELLANEOUS
(a)    Rights. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement (i) with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason and (ii) to terminate the service of any director pursuant to the by-laws of the Company, and any applicable provisions of corporate law in which the Company is incorporated, as the case may be. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to (or book entry for) him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).
(b)    Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any affiliate of the Company, the Administrator, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Administrator or the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before the Administrator, or the Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give the Administrator or the members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.
(c)    Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs except to the extent the Grantee’s Award Agreement permits transfers for no consideration to one or more family members (as such term is defined in the instructions to Form S-8 Registration Statement under the Securities Act of 1933). If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship. Except as provided in this subsection (c), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance and any attempt to do so shall be void.
(d)    Deferrals. The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this subsection.
(e)    Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock, RSU or Stock Grant may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.
(f)    Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock or cash upon the exercise of any Award, upon the vesting of Restricted Stock or RSU, or upon the making of a Stock Grant shall be subject to applicable federal, state, and local tax withholding requirements. If the exercise of any Award, the vesting of Restricted Stock or RSU, or making of a Stock Grant is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date(s) such shares are withheld to satisfy the applicable withholding requirements). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.
(g)    Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to Code §409A (if it previously was not subject to Code §409A).
(h)    Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.
(i)    No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.
(j)    Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Delaware (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.
(k)    Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan, and shall be a general unsecured obligation of the Company. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
(l)    Successors and Heirs. The Plan, Award Agreements and any properly executed election or designation under the Plan shall be binding upon (i) the Company and its successors (including any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all or the business and assets of the Company), and (ii) the Grantee and the Grantee’s heirs, legal representatives and beneficiaries.

WORKIVA INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Sunday, June 10, 2018.

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Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR both of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Robert H. Herz	☐	☐	02 - David S. Mulcahy	☐	☐

B Non-Voting Items

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2018 Annual Meeting of Stockholders
Workiva Inc.

Upon arrival, please present photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting:
The Notice, Proxy Statement and Annual Report/Form 10-K are available at www.envisionreports.com/wk

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

WORKIVA INC.

Proxy — Workiva Inc.

Notice of 2018 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting on June 11, 2018

The undersigned stockholder of Workiva Inc. ("Workiva") hereby appoints Matthew M. Rizai and Troy M. Calkins, or either of them, to act as Proxies with full power of substitution at the Annual Meeting of Stockholders of Workiva to be held in Chicago, Illinois on June 11, 2018, with authority to vote as directed by this proxy card at the meeting, or at any postponement or adjournment thereof, all shares of Workiva common stock registered in the name of the undersigned stockholder.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, this proxy will be voted FOR the election of each director nominee under Proposal 1, FOR Proposals 2 and 3 and FOR or AGAINST any other properly raised matter at the discretion of the Proxies.

IMPORTANT- THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.